Exhibit 10.2

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) dated as of December 23, 2004 is by and among OMNOVA Solutions Inc., an Ohio corporation (“Borrower”), the financial institutions party to this Amendment, as Lenders, and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A.(Main Office Chicago)), as Agent for the Lenders. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

RECITALS

WHEREAS, Agent, the Lenders named therein and the Borrower are parties to that certain Credit Agreement, dated as of May 28, 2003 (as amended, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that Agent and Lenders, and Agent and Lenders have agreed to, amend the Credit Agreement as described herein upon the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

SECTION 1. Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 8 hereof, the parties hereto hereby agree to amend the Credit Agreement as follows:

(a) Section 7.23 of the Credit Agreement is hereby amended and restated to read as follows:

“7.23 [Intentionally Deleted Effective November 29, 2004].”

(b) Section 7.24 of the Credit Agreement is hereby amended and restated to read as follows:

“7.24 Minimum Availability. The Borrower shall maintain, at the end of each calendar month, average daily Availability for such calendar month of not less than $10,000,000.”

(c) The definition of “Availability” set forth in Annex A to the Credit Agreement is hereby amended and restated to read as follows:

“Availability” means, at any time (a) the lesser of (i) the Maximum Revolver Amount or (ii) the Borrowing Base, minus (b) Reserves other than Reserves deducted in the calculation of the Borrowing Base, minus (c) in each case, the Aggregate Revolver Outstandings, minus (d) in each case, the amount of $10,000,000.

(d) The definition of “Closing Date” set forth in Annex A to the Credit Agreement is hereby amended and restated to read as follows:

“Closing Date” means May 28, 2003.

SECTION 2. Representations And Warranties of Borrower. The Borrower represents and warrants that:

(a) the execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action and is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(b) each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof; and

(c) neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of Borrower’s certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which it or any of its property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to Agent on or before the date hereof.

SECTION 3. Acknowledgments Regarding Credit Agreement.

(a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or the Lenders under the Credit Agreement or any other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Documents. Upon the effectiveness of this Amendment, each reference in the Credit Agreement and the other Loan Documents to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(c) Each Borrower hereby acknowledges and agrees that there is no defense, setoff or counterclaim of any kind, nature or description to the Obligations or the payment thereof when due.

SECTION 4. Costs And Expenses. As provided in Section 13.7 of the Credit Agreement, the Borrower agrees to reimburse Agent for all fees, reasonable out-of-pocket costs and expenses of the Agent (including attorney costs) in connection with the preparation, execution, delivery and administration of this Amendment (and the other documents to be delivered in connection herewith).

SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

SECTION 6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

SECTION 8. Effectiveness. This Amendment shall become effective upon:

(a) Receipt by the Agent of duly executed counterparts to this Amendment by the Borrower and the Required Lenders.

[Signature Page Follows]

This Amendment No. 2 to Credit Agreement has been executed as of the day and year first above written.

OMNOVA SOLUTIONS INC.

By:	/s/ Michael E. Hicks
Its:	Michael E. Hicks
Title:	Senior Vice President, Chief Financial Officer and Treasurer

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A.(Main Office Chicago))

By:	/s/ Andrew D. Hall
Its:	Andrew D. Hall
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Peter Redington
Its:	Peter Redington
Title:	Asst. Vice President

FIFTH THIRD BANK

By:
Its:
Title:

LASALLE BUSINESS CREDIT, LLC

By:	/s/ Richard Pierce
Its:	Richard Pierce
Title:	Vice President

KEY BANK NATIONAL ASSOCIATION

By:	/s/ John P. Dunn
Its:	John P. Dunn
Title:	Vice President